Columbia Financial, Inc. Announces Financial Results
for the First Quarter Ended March 31, 2021

Fair Lawn, New Jersey (April 28, 2021): Columbia Financial, Inc. (the “Company”) (NASDAQ: CLBK), the mid-tier holding company for Columbia Bank (the "Bank"), reported net income of $21.0 million, or $0.20 per basic and diluted share, for the quarter ended March 31, 2021, as compared to net income of $6.8 million, or $0.06 per basic and diluted share, for the quarter ended March 31, 2020. Earnings for the quarter ended March 31, 2021 reflected higher net interest income, a reversal of provision for loan losses, higher non-interest income and lower non-interest expense, partially offset by higher income tax expense.

Mr. Thomas J. Kemly, President and Chief Executive Officer commented: "We are pleased with our results as we increased revenue and managed expense levels during the first quarter. Our net income increased $14.3 million over our first quarter one year ago, as we successfully reduced our cost of funds and increased shareholder value through the continuation of our stock repurchase program. Asset quality remains strong despite continuing challenges posed by the COVID-19 pandemic. We will strive to build on these positive trends thoughout the year."
Results of Operations for the Quarters Ended March 31, 2021 and March 31, 2020

Net income of $21.0 million was recorded for the quarter ended March 31, 2021, an increase of $14.3 million, or 211.1%, compared to net income of $6.8 million for the quarter ended March 31, 2020. The increase in net income was primarily attributable to a $6.0 million increase in net interest income, a $10.8 million decrease in provision for loan losses, a $2.2 million increase in non-interest income and an $805,000 decrease in non-interest expense, partially offset by a $5.6 million increase in income tax expense.
Net interest income was $56.7 million for the quarter ended March 31, 2021, an increase of $6.0 million, or 11.9%, from $50.7 million for the quarter ended March 31, 2020. The increase in net interest income was primarily attributable to a $13.1 million decrease in interest expense, partially offset by a $7.1 million decrease in interest income. The decrease in interest expense on deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at a significantly reduced rate as a result of a lower interest rate environment. The decrease in interest expense on borrowings was the result of decreases in both the average balance and average cost of borrowings. During the quarter ended March 31, 2021, $56.5 million of Federal Home Loan Bank of New York ("FHLB") borrowings were prepaid, resulting in a $742,000 loss on early extinguishment of debt included in non-interest expense. The Company has significantly reduced the cost of borrowings over the last two quarters by prepaying high rate borrowings. The decrease in interest income for the quarter ended March 31, 2021 was largely due to decreases in the average yields on interest-earning assets. Deferred fee acceleration of $2.1 million was recognized upon forgiveness of $109.1 million in SBA Paycheck Protection Program ("PPP") loans for the quarter ended March 31, 2021. Prepayment penalties, which are included in interest income on loans, totaled $968,000 for the quarter ended March 31, 2021, compared to $722,000 for the quarter ended March 31, 2020.

The average yield on loans for the quarter ended March 31, 2021 decreased 28 basis points to 3.87%, as compared to 4.15% for the quarter ended March 31, 2020, while the average yield on securities for the quarter ended March 31, 2021 decreased 67 basis points to 2.05%, as compared to 2.72% for the quarter ended March 31, 2020. The average yield on other interest-earning assets for the quarter ended March 31, 2021 decreased 439 basis points to 0.67%, as compared to 5.06% for the quarter ended March 31, 2020, as there were substantially higher cash balances in low yielding bank accounts for the quarter ended March 31, 2021. Decreases in the average yields on these portfolios for the quarter ended March 31, 2021 were influenced by the lower interest rate environment as the Federal Reserve reduced interest rates by 150 basis points in March 2020 in response to the COVID-19 pandemic.

Total interest expense was $10.9 million for the quarter ended March 31, 2021, a decrease of $13.1 million, or 54.6%, from $24.0 million for the quarter ended March 31, 2020. The decrease in interest expense was primarily attributable to a 77 basis point decrease in the average cost of interest-bearing deposits which was partially offset by the impact of the increase in the average balance of deposits. The decrease in the cost of deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at lower interest rates. Interest on borrowings decreased $5.1 million due to a decrease in the average balances of FHLB advances and subordinated notes, coupled with a 98 basis point decrease in the cost of total borrowings. During the quarter ended March 31, 2021, we prepaid $53.5 million of FHLB borrowings with an average rate of 2.64% and original contractual maturities through March 2022, and a $3.0 million FHLB borrowing acquired in our acquisition of Roselle Bank with a rate of 2.74% and an original contractual maturity of March 2024. The prepayments were funded by excess cash liquidity. The transactions were accounted for as early debt extinguishments resulting in a total loss of $742,000.
The Company's net interest margin for the quarter ended March 31, 2021 increased 15 basis points to 2.80%, when compared to 2.65% for the quarter ended March 31, 2020. The weighted average yield on interest-earning assets decreased 57 basis points to 3.34% for the quarter ended March 31, 2021 as compared to 3.91% for the quarter ended March 31, 2020. Excluding the impact of PPP loan deferred fee acceleration for the quarter ended March 31, 2021, the net interest margin would have been 2.69%. The average cost of interest-bearing liabilities decreased 87 basis points to 0.71% for the quarter ended March 31, 2021 as compared to 1.58% for the quarter ended March 31, 2020. The decrease in yields and costs for the quarter ended March 31, 2021 were largely driven by a continued lower interest rate environment. The net interest margin increased for the quarter ended March 31, 2021 as the cost of interest-bearing liabilities continued to reprice lower more rapidly than the yields on interest-earning assets.
The reversal of provision for loan loss recorded for the quarter ended March 31, 2021 was $1.3 million, a decrease of $10.8 million, from $9.6 million of provision for loan loss expense recorded for the quarter ended March 31, 2020. The comparatively lower level of provision for the 2021 period was primarily attributable to a decrease in the average balance of loans, a decrease in loan loss rates, a decrease in the balances of delinquent and non-accrual loans, and the consideration of the improving economic environment.
Non-interest income was $8.6 million for the quarter ended March 31, 2021, an increase of $2.2 million, or 34.5%, from $6.4 million for the quarter ended March 31, 2020. The increase was primarily attributable to an increase in income from the gain on the sale of loans of $1.4 million and an increase in other non-interest income of $1.3 million, partially offset by a decrease in demand deposit account fees of $461,000. The increase in other non-interest income is primarily attributable to higher consumer check card income and interest rate swap fair value adjustments.
Non-interest expense was $37.7 million for the quarter ended March 31, 2021, a decrease of $805,000, or 2.1%, from $38.5 million for the quarter ended March 31, 2020. The decrease was primarily attributable to a decrease in compensation and employee benefits expense of $1.1 million, and a decrease in merger-related expenses of $1.1 million, partially offset by an increase in data processing and software expenses of $541,000 and a loss on the extinguishment of debt of $742,000. The decrease in compensation and employee benefits was primarily attributable to an increase in amounts deferred as direct loan origination costs as a result of an increase in originations. Merger-related expenses recorded in the 2020 period related to the acquisitions of Stewardship Financial Corporation and Roselle Bank. The increase in data processing and software expenses was attributable to the purchase and implementation of several digital banking and other Fintech solutions, as well as the amortization of software costs related to a digital small business lending solution. As noted above, during the quarter ended March 31, 2021, the Company utilized excess liquidity to prepay long-term borrowings which resulted in a $742,000 loss on the early extinguishment of debt.
Income tax expense was $7.9 million for the quarter ended March 31, 2021, an increase of $5.6 million, as compared to $2.3 million for the quarter ended March 31, 2020, mainly due to an increase in pre-tax income, and to a lesser extent, an increase in the effective tax rate. The Company's effective tax rate was 27.2% and 25.0% for the quarters ended March 31, 2021 and 2020, respectively.
Balance Sheet Summary

Total assets increased $241.4 million, or 2.7%, to $9.0 billion at March 31, 2021 from $8.8 billion at December 31, 2020. The increase in total assets was primarily attributable to increases in debt securities available for sale of $157.3 million, debt securities held to maturity of $128.5 million, and loans receivable, net, of $45.9 million, partially offset by decreases of $63.2 million in cash and cash equivalents and $19.3 million in other assets.

Cash and cash equivalents decreased $63.2 million, or 15.0%, to $359.7 million at March 31, 2021 from $423.0 million at December 31, 2020. The decrease was primarily attributable to $351.5 million in purchases of debt securities available for sale and held to maturity, $32.8 million in repurchases of common stock under our stock repurchase program, and $56.5 million in prepayments of borrowings, partially offset by an increase in repayments on loans, repayments on mortgage-backed securities, and growth in deposits.

Debt securities available for sale increased $157.3 million, or 11.9%, to $1.5 billion at March 31, 2021 from $1.3 billion at December 31, 2020. The increase was attributable to purchases of $208.6 million of securities primarily consisting of U.S. government and agency obligations and mortgage-backed securities, and $64.0 million in purchases of guarantor swaps with Freddie Mac, partially offset by maturities and calls of $5.2 million in corporate debt and municipal securities, and repayments of $89.1 million. The gross unrealized gain (loss) on debt securities available for sale decreased by $19.8 million during the quarter ended March 31, 2021.

Debt securities held to maturity increased $128.5 million, or 48.9%, to $391.3 million at March 31, 2021 from $262.7 million at December 31, 2020. The increase was primarily attributable to purchases of $142.9 million of securities primarily consisting of U.S. agency obligations and mortgage-backed securities, partially offset by the call of a $5.0 million U.S. agency obligation and repayments of $9.1 million.

Loans receivable, net, increased $45.9 million, or 0.8%, to $6.2 billion at March 31, 2021 from $6.1 billion at December 31, 2020. Commercial business loans, multi-family and commercial real estate loans, and construction loans increased $72.6 million, $55.6 million, and $9.3 million, respectively, partially offset by decreases in one-to-four family real estate loans and home equity loans and advances of $63.2 million, and $26.9 million, respectively. The increase in commercial business loans for the quarter ended March 31, 2021, was mainly due to the origination of $217.5 million in loans granted as part of the SBA PPP. The allowance for loan loss balance decreased $2.8 million to $71.9 million at March 31, 2021 from $74.7 million at December 31, 2020, which was primarily attributable to a decrease in loan loss rates, and a decrease in the balance of delinquent and non-accrual loans, as well as the consideration of improving economic conditions. The current allowance for loan losses was calculated utilizing the existing incurred loss methodology. The Company elected to defer the adoption of the Current Expected Credit Loss ("CECL") methodology as was originally permitted by the CARES Act and the Consolidated Appropriations Act, 2021, which, when enacted, extended certain provisions of the CARES Act. The Company expects to adopt CECL on January 1, 2022.
Other assets decreased $19.3 million, or 9.2%, to $190.5 million at March 31, 2021 from $209.9 million at December 31, 2020. The decrease in other assets consisted of a $14.3 million decrease in the collateral balance related to our swap agreement obligations, and a decrease of $6.8 million in federal and state income tax receivables.
Total liabilities increased $253.0 million, or 3.2%, to $8.0 billion at March 31, 2021 from $7.8 billion at December 31, 2020. The increase was primarily attributable to an increase in total deposits of $217.7 million, or 3.2%, and an increase in accrued expenses and other liabilities of $111.5 million, or 63.1%, partially offset by a decrease in borrowings of $76.7 million, or 9.6%. The increase in total deposits consisted of increases in non-interest-bearing and interest-bearing demand deposits of $134.9 million and $87.3 million, respectively, and money market accounts and savings and club deposits of $32.9 million and $44.3 million, respectively, partially offset by a decrease in certificates of deposit accounts of $81.7 million. The increase in accrued expenses and other liabilities consisted of a $130.0 million liability related to unsettled securities trades, and a $15.5 million decrease in interest rate swap liabilities. The decrease in borrowings was primarily driven by the prepayment of $56.5 million of FHLB borrowings and a net decrease in short-term borrowings of $23.0 million.
Total stockholders’ equity decreased $11.6 million, or 1.2%, to $999.6 million at March 31, 2021 from $1.0 billion at December 31, 2020. The decrease was primarily attributable to the repurchase of 1,998,539 shares of common stock totaling $32.8 million under our stock repurchase program, partially offset by net income of $21.0 million.

Asset Quality
The Company's non-performing loans at March 31, 2021 totaled $6.2 million, or 0.10% of total gross loans, as compared to $8.2 million, or 0.13% of total gross loans, at December 31, 2020. The $2.0 million decrease in non-performing loans was primarily attributable to decreases of $539,000 in non-performing one-to-four family real estate loans, $1.0 million in non-performing commercial business loans, and $275,000 in non-performing home equity loans and advances. The decrease in non-performing one-to-four family real estate loans was due to a decrease in the number of loans from 13 non-performing loans at December 31, 2020 to 11 non-performing loans at March 31, 2021. The decrease in non-performing commercial business loans was mainly due to charge-offs totaling $1.1 million. The decrease in non-performing home equity loans and advances was due to a decrease in the number of loans from 12 non-performing loans at December 31, 2020 to eight non-performing loans at March 31, 2021. Non-performing assets as a percentage of total assets totaled 0.07% at March 31, 2021 as compared to 0.09% at December 31, 2020.
For the quarter ended March 31, 2021, net charge-offs totaled $1.5 million as compared to $77,000 for the quarter ended March 31, 2020. The increase in net charge-offs for the quarter ended March 31, 2021, was primarily due to a $956,000 charge-off of one commercial business loan and charge-offs totaling $206,000 for three one-to-four family real estate loans.
The Company's allowance for loan losses was $71.9 million, or 1.16% of total loans, at March 31, 2021, compared to $74.7 million, or 1.21% of total loans, at December 31, 2020. The decrease in the allowance for loan losses was primarily attributable to a decrease in loan loss rates, and a decrease in the balance of delinquent and non-accrual loans, as well as the consideration of improving economic conditions.
COVID-19
Through March 31, 2021, the Company granted commercial loan modification requests with respect to multifamily, commercial, and construction real estate loans with current balances of $726.8 million and consumer-related loan modification requests with respect to one-to-four family real estate loans and home equity loans and advances with current balances of $164.7 million to our customers affected by the COVID-19 pandemic. These short-term loan modifications will be treated in accordance with Section 4013 of the CARES Act and will not be treated as troubled debt restructurings during the short-term modification period if the loan was not in arrears. The Consolidated Appropriations Act, 2021, which was enacted in late December 2020, extended certain provisions of the CARES Act, including provisions permitting loan deferral extension requests to not be treated as troubled debt restructurings. Furthermore, these loans will continue to accrue interest and will not be tested for impairment during the short-term modification period. Commercial loan modification requests include various industries and property types. The following table is a summary of loan modifications that have not begun to remit full payment:

	Balance at December 31, 2020	Percent of Total Loans at December 31, 2020	Balance at March 31, 2021	Percent of Total Loans at March 31, 2021	Balance at April 22, 2021	Percent of Total Loans at April 22, 2021
	(Dollars in thousands)
Real estate loans:
One-to-four family	$6,770	0.35%	$7,168	0.38%	$5,660	0.30%
Multifamily and commercial	71,348	2.53	64,746	2.25	57,464	1.96
Construction	3,312	1.01	3,337	0.99	3,337	1.12
Commercial business loans	3,397	0.45	3,073	0.37	2,792	0.34
Home equity loans and advances	314	0.10	626	0.21	—	—
Total loans	$85,141	1.38%	$78,950	1.27%	$69,253	1.11%

At March 31, 2021, $37.7 million of the commercial loans in the above table are remitting partial payments and $70.7 million were granted an additional deferral period.
About Columbia Financial, Inc.

The consolidated financial results include the accounts of Columbia Financial, Inc. its wholly-owned subsidiary Columbia Bank (the "Bank") and the Bank's wholly-owned subsidiaries. Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. We currently operate 61 full-services banking offices.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “projects,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect a borrowers’ ability to service and repay the Company’s loans; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy or its integration of acquired financial institutions and businesses, and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”), which is available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods presented. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

The Company also provides measurements and ratios based on tangible stockholders' equity. These measures are commonly utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

A reconciliation of GAAP to non-GAAP financial measures are included at the end of this press release. See "Reconciliation of GAAP to Non-GAAP Financial Measures".

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(In thousands)

	March 31,	December 31,
	2021	2020
Assets	(Unaudited)
Cash and due from banks	$359,532	$422,787
Short-term investments	184	170
Total cash and cash equivalents	359,716	422,957

Debt securities available for sale, at fair value	1,474,246	1,316,952
Debt securities held to maturity, at amortized cost (fair value of $398,906, and $277,091 at March 31, 2021 and December 31, 2020, respectively)	391,264	262,720
Equity securities, at fair value	4,830	5,418
Federal Home Loan Bank stock	40,280	43,759
Loans held-for-sale, at fair value	—	4,146

Loans receivable	6,224,865	6,181,770
Less: allowance for loan losses	71,904	74,676
Loans receivable, net	6,152,961	6,107,094

Accrued interest receivable	28,670	29,456
Office properties and equipment, net	76,790	75,974
Bank-owned life insurance	234,294	232,824
Goodwill and intangible assets	86,331	87,384
Other assets	190,549	209,852
Total assets	$9,039,931	$8,798,536

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$6,996,330	$6,778,624
Borrowings	722,615	799,364
Advance payments by borrowers for taxes and insurance	33,102	32,570
Accrued expenses and other liabilities	288,235	176,691
Total liabilities	8,040,282	7,787,249

Stockholders' equity:
Total stockholders' equity	999,649	1,011,287
Total liabilities and stockholders' equity	$9,039,931	$8,798,536

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Interest income:	(Unaudited)
Loans receivable	$58,768	$64,018
Debt securities available for sale and equity securities	6,378	7,328
Debt securities held to maturity	1,752	2,065
Federal funds and interest-earning deposits	104	189
Federal Home Loan Bank stock dividends	635	1,090
Total interest income	67,637	74,690
Interest expense:
Deposits	8,875	16,832
Borrowings	2,022	7,156
Total interest expense	10,897	23,988

Net interest income	56,740	50,702

(Reversal of) provision for loan losses	(1,280)	9,568

Net interest income after (reversal of) provision for loan losses	58,020	41,134

Non-interest income:
Demand deposit account fees	838	1,299
Bank-owned life insurance	1,474	1,417
Title insurance fees	1,620	1,231
Loan fees and service charges	651	728
Gain on securities transactions	—	370
Change in fair value of equity securities	(588)	(584)
Gain on sale of loans	2,150	754
Other non-interest income	2,450	1,176
Total non-interest income	8,595	6,391

Non-interest expense:
Compensation and employee benefits	23,393	24,465
Occupancy	5,252	4,795
Federal deposit insurance premiums	580	110
Advertising	535	1,144
Professional fees	1,790	1,366
Data processing and software expenses	2,771	2,230
Merger-related expenses	—	1,075
Loss on extinguishment of debt	742	—
Other non-interest expense	2,640	3,323
Total non-interest expense	37,703	38,508

Income before income tax expense	28,912	9,017

Income tax expense	7,867	2,252

Net income	$21,045	$6,765

Earnings per share-basic and diluted	$0.20	$0.06
Weighted average shares outstanding-basic and diluted	105,977,621	108,438,173

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Average Balances/Yields

	Three Months Ended March 31,
	2021			2020
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(Dollars in thousands)
Interest-earnings assets:
Loans	$6,161,405	$58,768	3.87%	$6,198,459	$64,018	4.15%
Securities	1,611,607	8,130	2.05%	1,386,858	9,393	2.72%
Other interest-earning assets	449,578	739	0.67%	101,694	1,279	5.06%
Total interest-earning assets	8,222,590	67,637	3.34%	7,687,011	74,690	3.91%
Non-interest-earning assets	624,746			564,182
Total assets	$8,847,336			$8,251,193

Interest-bearing liabilities:
Interest-bearing demand	$2,253,879	$2,140	0.39%	$1,755,889	$4,671	1.07%
Money market accounts	592,994	518	0.35%	419,231	1,071	1.03%
Savings and club deposits	707,655	194	0.11%	543,618	215	0.16%
Certificates of deposit	1,920,924	6,023	1.27%	2,015,982	10,875	2.17%
Total interest-bearing deposits	5,475,452	8,875	0.66%	4,734,720	16,832	1.43%
FHLB advances	743,290	1,961	1.07%	1,366,265	6,889	2.03%
Subordinated notes	—	—	—%	17,132	169	3.97%
Junior subordinated debentures	7,582	61	3.26%	7,448	98	5.29%
Total borrowings	750,872	2,022	1.09%	1,390,845	7,156	2.07%
Total interest-bearing liabilities	6,226,324	$10,897	0.71%	6,125,565	$23,988	1.58%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,407,974			959,942
Other non-interest-bearing liabilities	208,520			185,780
Total liabilities	7,842,818			7,271,287
Total stockholders' equity	1,004,518			979,906
Total liabilities and stockholders' equity	$8,847,336			$8,251,193

Net interest income		$56,740			$50,702
Interest rate spread			2.63%			2.33%
Net interest-earning assets	$1,996,266			$1,561,446
Net interest margin			2.80%			2.65%
Ratio of interest-earning assets to interest-bearing liabilities	132.06%			125.49%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Components of Net Interest Rate Spread and Margin

	Average Yields/Costs by Quarter
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Yield on interest-earning assets:
Loans	3.87%	3.97%	3.85%	3.96%	4.15%
Securities	2.05	2.30	2.38	2.56	2.72
Other interest-earning assets	0.67	0.68	1.26	2.95	5.06
Total interest-earning assets	3.34%	3.47%	3.50%	3.69%	3.91%

Cost of interest-bearing liabilities:
Total interest-bearing deposits	0.66%	0.78%	0.96%	1.15%	1.43%
Total borrowings	1.09	1.32	1.41	1.66	2.07
Total interest-bearing liabilities	0.71%	0.86%	1.04%	1.25%	1.58%

Interest rate spread	2.63%	2.61%	2.46%	2.44%	2.33%
Net interest margin	2.80%	2.81%	2.70%	2.73%	2.65%

Ratio of interest-earning assets to interest-bearing liabilities	132.06%	130.35%	130.13%	129.35%	125.49%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Selected Financial Highlights

	Three Months Ended March 31,
	2021	2020
SELECTED FINANCIAL RATIOS (1):
Return on average assets	0.96%	0.33%
Core return on average assets	0.99%	0.40%
Return on average equity	8.50%	2.78%
Core return on average equity	8.71%	3.35%
Core return on average tangible equity	9.53%	3.61%
Interest rate spread	2.63%	2.33%
Net interest margin	2.80%	2.65%
Non-interest income to average assets	0.39%	0.31%
Non-interest expense to average assets	1.73%	1.88%
Efficiency ratio	57.71%	67.45%
Core efficiency ratio	56.57%	63.93%
Average interest-earning assets to average interest-bearing liabilities	132.06%	125.49%
Net charge-offs to average outstanding loans	0.10%	0.01%

(1) Ratios for the three months are annualized when appropriate.

CAPITAL RATIOS:
	March 31,	December 31,
	2021	2020
Company:
Total capital (to risk-weighted assets)	18.27%	18.54%
Tier 1 capital (to risk-weighted assets)	17.02%	17.29%
Common equity tier 1 capital (to risk-weighted assets)	16.90%	17.17%
Tier 1 capital (to adjusted total assets)	11.37%	11.38%

Bank:
Total capital (to risk-weighted assets)	16.34%	16.05%
Tier 1 capital (to risk-weighted assets)	15.10%	14.80%
Common equity tier 1 capital (to risk-weighted assets)	15.10%	14.80%
Tier 1 capital (to adjusted total assets)	10.08%	9.72%

ASSET QUALITY:
	March 31,	December 31,
	2021	2020
	(Dollars in thousands)
Non-accrual loans	$6,154	$8,156
90+ and still accruing	—	—
Non-performing loans	6,154	8,156
Real estate owned	—	—
Total non-performing assets	$6,154	$8,156

Non-performing loans to total gross loans	0.10%	0.13%
Non-performing assets to total assets	0.07%	0.09%
Allowance for loan losses	$71,904	$74,676
Allowance for loan losses to total non-performing loans	1,168.41%	915.60%
Allowance for loan losses to gross loans	1.16%	1.21%
Allowance for loan losses to gross loans, excluding SBA PPP loans	1.25%	1.28%
Unamortized purchase accounting fair value credit marks on acquired loans	$5,886	$6,486

LOAN DATA:
	March 31,	December 31,
	2021	2020
Real estate loans:	(In thousands)
One-to-four family	$1,877,131	$1,940,327
Multifamily and commercial	2,873,586	2,817,965
Construction	338,001	328,711
Commercial business loans *	825,469	752,870
Consumer loans:
Home equity loans and advances	294,230	321,177
Other consumer loans	1,181	1,497
Total gross loans	6,209,598	6,162,547
Purchased credit-impaired ("PCI") loans	6,230	6,345
Net deferred loan costs, fees and purchased premiums and discounts **	9,037	12,878
Allowance for loan losses	(71,904)	(74,676)
Loans receivable, net	$6,152,961	$6,107,094

* At March 31, 2021and December 31, 2020 includes SBA PPP loans totaling $446.2 million and $344.4 million, respectively.
** At March 31, 2021 and December 31, 2020 includes SBA PPP net deferred loan fees totaling $11.3 million and $6.6 million, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures

Book and Tangible Book Value per Share
	March 31,	December 31,
	2021	2020

Total stockholders' equity	$999,649	$1,011,287
Less: goodwill	(79,220)	(80,285)
Less: core deposit intangible	(5,935)	(6,197)
Total tangible stockholders' equity	$914,494	$924,805

Shares outstanding	108,977,571	110,939,753

Book value per share	$9.17	$9.12
Tangible book value per share	$8.39	$8.34

Return on Average Tangible Equity
	March 31,	March 31,
	2021	2020

Total Average stockholders' equity	$1,004,518	$979,906
Less: goodwill	(79,906)	(60,763)
Less: core deposit intangible	(6,102)	(7,174)
Total Average tangible stockholders' equity	$918,510	$911,969

Core return on average tangible equity	9.53%	3.61%

Reconciliation of Core Net Income
	Three Months Ended March 31,
	2021	2020
	(In thousands)

Net income	$21,045	$6,765
Less: gain on securities transactions, net of tax	—	(278)
Add: loss on extinguishment of debt, net of tax	540	—
Add: branch closure expense, net of tax	—	878
Core net income	$21,585	$8,183

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Return on Average Assets
	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands)

Net income	$21,045	$6,765

Average assets	$8,847,336	$8,251,193

Return on average assets	0.96%	0.33%

Core net income	$21,585	$8,183

Core return on average assets	0.99%	0.40%

Return on Average Equity
	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands)

Total average stockholders' equity	$1,004,518	$979,906
Less: gain on securities transactions, net of tax	—	(278)
Add: merger-related expenses, net of tax	—	818
Add: loss on extinguishment of debt, net of tax	540	—
Add: branch closure expense, net of tax	—	878
Core average stockholders' equity	$1,005,058	$981,324

Return on average equity	8.50%	2.78%

Core return on core average equity	8.71%	3.35%

Return on Average Tangible Equity
	March 31,	March 31,
	2021	2020

Total average stockholders' equity	$1,004,518	$979,906
Less: average goodwill	(79,906)	(60,763)
Less: average core deposit intangible	(6,102)	(7,174)
Total average tangible stockholders' equity	$918,510	$911,969

Core return on average tangible equity	9.53%	3.61%

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Efficiency Ratios
	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands)

Net interest income	$56,740	$50,702
Non-interest income	8,595	6,391
Total income	$65,335	$57,093

Non-interest expense	$37,703	$38,508

Efficiency ratio	57.71%	67.45%

Non-interest income	$8,595	$6,391
Less: gain on securities transactions	—	(370)
Core non-interest income	$8,595	$6,021

Non-interest expense	$37,703	$38,508
Less: merger-related expenses	—	(1,075)
Less: loss on extinguishment of debt	(742)	—
Less: branch closure expense	—	(1,170)
Core non-interest expense	$36,961	$36,263

Core efficiency ratio	56.57%	63.93%